Exhibit 4.5


                             PUT AND CALL AGREEMENT


            PUT AND CALL AGREEMENT (this "Agreement") dated as of December 13, 2002 between Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), the Put/Call Agent (as defined herein) and each of the holders of the Notes due December 13, 2102 (the "Notes") issued by the Company, including initially those holders whose names appear on the signature page to this Agreement (the "Initial Holders").

            WHEREAS, the Company and the Initial Holders have entered into that certain Share Sale and Purchase Agreement and Note Purchase Agreement, each dated as of even date herewith, by and among the parties thereto, pursuant to which, among other things, the Company has agreed to issue Notes in the aggregate nominal amount of US$105,000,000 to the Initial Holders.

            WHEREAS, it is a condition of the Notes that each Initial Holder execute and be a party to this Agreement, and each other transferee in relation to the Notes become a party to this Agreement by execution of an Assignment Form, as defined herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1. Definitions. As used in this Agreement, the following terms, when capitalized, shall have the meanings assigned below:

            "Assignment Form" means an assignment form substantially in the form attached hereto as Annex I.

            "Business Day" means any day other than a Saturday, Sunday or legal holiday on which the commercial banks in the City of New York, Borough of Manhattan, are required or permitted by law to remain closed.

            "Call" means the right of the Company to call all of the Notes in exchange for the issuance of shares of Common Stock or cash in accordance with the provisions of Article III.

            "Call Exercise Notice" has the meaning described in Section 3.02.

            "Call Period" means the period beginning on January 2, 2018 and ending on the date that is 30 days prior to the Maturity Date.

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            "Call Target Price" means $35.00 per share of Common Stock, which price shall be appropriately adjusted in the event of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, exchange or similar transaction with respect to the shares of Common Stock.

            "Common Stock" means the common stock, par value US$.10 per share, of the Company and any other security exchanged or substituted for such common stock or into which such common stock is converted in any recapitalization, reorganization, merger, consolidation, share exchange or other business combination transaction, including any reclassification consisting of a change in par value or a change from par value to no par value or vice versa.

            "Company" has the meaning set forth in the introduction to this Agreement.

            "Daily Market Price" for any trading day means the volume-weighted average of the per share selling prices on the New York Stock Exchange or other principal United States securities exchange or inter-dealer quotation system on which the relevant equity security is then listed or quoted or, if there are no reported sales of the relevant equity security on such trading day, the average of the high bid and low ask price for the relevant equity security on the last trading day on which such sale was reported or, if there are no high bid and low ask prices, the Daily Market Price shall be the per share fair market value of the relevant equity security as determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Holders (in which case, only a single determination of value need be made by an investment banking firm, notwithstanding any provision in the Agreement requiring an average over more than one (1) trading day).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

            "Holder" means the Initial Holders and their successors and permitted assigns who become holders of Notes in a manner permitted thereunder, in each case until the relevant person ceases to be a holder of Notes in accordance with the provisions of the Notes and this Agreement.

            "Initial Holder" has the meaning set forth in the introduction to this Agreement. For the avoidance of doubt, the definition of Initial Holder shall include Phoenix Bermuda, LP, a Bermuda limited partnership and an affiliate of Phoenix Acquisition Company S.ar.l.

            "Interest Rate Hurdle", means the "Target Price" (initially $45 per Common Share), as defined in Schedule 2 of the Notes which may be adjusted pursuant to the provisions herein, and whereby (pursuant to Schedule 2, Item 3(c) of the Notes) the interest rate on the Notes is adjusted for the period commencing on or after January 1, 2011 based upon certain performance parameters of the shares of Common Stock.

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            "Majority of the Holders" means, at any relevant time, the Holders of a majority of the nominal amount of the Notes that are at any relevant time outstanding.

            "Maturity Date" means December 31, 2102, the final maturity date of the Notes.

            "Notes" has the meaning set forth in the introduction to this Agreement.

            "person" means any individual, corporation, partnership, limited liability company, trust, foundation, joint venture, association, joint stock company, unincorporated organization, government agency, estate or other entity of any nature.

            `Put" means the right of a Holder to require the Company to exchange the Notes, in whole or in part (as permitted herein), for shares of Common Stock in accordance with the provisions of Article II.

            "Put/Call Agent" means American Stock Transfer & Trust Co., a New York corporation, or any successor as provided in Article V.

            "Put/Call Rate" means $17.00 per share, subject to adjustment pursuant to Article IV herein.

            "Put Exercise Notice" means the notice of intention to exercise the Put in the form attached to this Agreement in the form of Annex II.

            "Put Period" means the period during which the Notes are outstanding, ending on the Maturity Date.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

            Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

                                   ARTICLE II
                                     THE PUT

            SECTION 2.01 Put Exercise Generally. At any time during the Put Period, a Holder may exercise the Put with respect to (i) the aggregate nominal amount of all Notes held by such Holder or (ii) a portion of the nominal amount of any Note in integral multiples of US$2,000,000. The number of shares of Common Stock issuable upon exercise of the Put shall equal (i) the nominal amount of the Notes for which the Put is being exercised by the Holders, divided by (ii) the Put/Call Rate as of the Put Date (as defined below). No adjustment to the

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Put/Call Rate shall be made in respect of any accrued but unpaid interest on the
Notes, whether before or after the record date for payment of any such interest.

            SECTION 2.02 Put Exercise Procedure. To exercise the Put, the Holder must (i) surrender to the Put/Call Agent (at its office designated for such purpose, the initial address of such office being listed in Section 6.01 hereof) the certificate or certificates representing the Notes to be exchanged together with the Put Exercise Notice duly completed and executed, (ii) deliver a form of transfer in the form specified by the Notes executed by the Holder with the name of the transferee left blank and (iii) pay any transfer or similar tax required to be paid by the Holder pursuant to Section 2.04.

            The date on which the Holder satisfies all the requirements for exercise of the Put is referred to as the "Put Date." As soon as practicable after the Put Date, the Company will cause the Put/Call Agent to deliver to the Holder in exchange for the Notes (or, pursuant to this Section 2.02, a portion thereof) as to which the Put has been exercised a certificate (or other evidence of ownership) for the number of full shares of Common Stock issuable upon the exercise of the Put and cash in lieu of any fractional share determined pursuant to Section 2.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Put Date, and such person, following the exchange of the relevant Note or part thereof in accordance herewith, shall no longer be a Holder of the Notes as to which the Put has been exercised as of such date.

            If the Holder exercises the Put for more than one Note at the same time, the number of shares of Common Stock issuable upon exchange of the Notes shall be based on the total nominal amount of the Notes exchanged.

            Upon surrender of a Note that is exchanged in part, the Company will execute and deliver to the Holder a Note certificate in an authorized denomination equal in nominal amount to the unexchanged portion of the Note surrendered.

            SECTION 2.03 Fractional Shares. The Company will not issue a fractional share of Common Stock upon exchange of a Note. Instead, the Company will deliver cash for the fractional share, to the nearest 1/10,000th of a share, equal to an amount determined by multiplying (i) such fractional share by
(ii) the closing sale price of the Common Stock on the principal exchange or quotation system on which the Common Stock is then traded (or if there is no sale of the Common Stock reported on such trading day, the average of the low ask and high bid prices for the Common Stock on such trading day) on the last trading day prior to the Put Date and rounding the product to the nearest whole cent.

            SECTION 2.04 Taxes on Conversion. If a Holder exercises the Put, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon exchange. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Put/Call Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Put/Call Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the

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Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations by the Company.

            SECTION 2.05 Reservation of Stock, Validity of Shares; Listing. The Company will at all times reserve and keep available, out of the aggregate of its authorized but unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exchange of the Notes following exercise of the Put, the maximum number of shares of Common Stock which may then be deliverable upon the exchange of all outstanding Notes upon the exercise of the Put. The Company may in its discretion use such shares of Common Stock reserved for the Put pursuant to this Section with respect to any Call. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exchange of any of the Notes upon exercise of the Put shall be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exchange of the Notes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder.

            All shares of Common Stock delivered upon exchange of the Notes following exercise of the Put shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            The Company will list or cause to have quoted such shares of Common Stock issuable upon exercise of the Put on each securities exchange or such other market on which the Common Stock is then listed or quoted.

                                   ARTICLE III
                                    THE CALL

            SECTION 3.01 Call Exercise Generally. At any time during the Call Period, the Company, at its option, may exercise the Call with respect to all of the Notes, as provided herein. Upon exercise of the Call,

            (i) if the Common Stock has had a Daily Market Price at or above the Call Target Price then in effect for 20 or more out of 30 consecutive trading days at any time after the Issue Date, the Company shall issue to the Holders that number of shares of Common Stock equal to (x) the nominal amount of the Notes exchanged divided by (y) the Put/Call Rate as of the Call Date (as defined below) and pay to the Holders an amount in cash equal to accrued but unpaid interest on the Notes to the Call Date or;

            (ii) if the Common Stock has not had a Market Value at or above the Call Target Price for 20 or more out of 30 consecutive trading days at any time after the Issue Date, at the election of the Company, the Company shall either--

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                  (1) issue to the Holders that number of shares of Common Stock equal to (x) the nominal amount of the Notes exchanged divided by
            (y) the average of the Daily Market Prices for the ten trading days ending two trading days prior to the date that the Call Exercise Notice is first sent to Holders, and pay to the Holders an amount in cash equal to accrued but unpaid interest on the Notes to the Call Date; or

                  (2) pay to the Holders $1.00 for each $1.00 nominal amount of
            Notes subject to the Call, plus an amount in cash equal to any accrued but unpaid interest on the Notes to the Call Date.

            No adjustment to the Put/Call Rate shall be made in respect of any accrued but unpaid interest on the Notes, whether before or after the record date for payment of any such interest.

            The date that the Company specifies for the exchange of the Notes pursuant to exercise of the Call as specified herein is referred to as the "Call Date."

            The Company shall give the notice of a Call to the Put/Call Agent at least thirty (30) days but not more than sixty (60) days before the Call Date (unless a shorter notice shall be satisfactory to the Put/Call Agent). The Company shall accompany such notice with a copy of the register of the record owners of the Notes then outstanding and shall promptly furnish the Put/Call Agent with any changes in such register prior to the Call Date.

            SECTION 3.02 Call Exercise Notice. At least thirty (30) days but not more than sixty (60) days before a Call Date, the Company shall send a notice of redemption ("Call Exercise Notice"), by a method permitted for the delivery of a notice to the Holders pursuant to Section 6.1 below, to each Holder of Notes at its registered address.

            The Call Exercise Notice shall state:

            (1) the Call Date;

            (2) whether the Call is for shares or cash;

            (3) if the call is for shares, the Put/Call Rate (as subject to adjustment pursuant to Article IV prior to the Call Date) or, in the case of a Call exercised pursuant to clause (ii) (1) of Section 3.01, the number of shares of Common Stock exchangeable for each $1,000 nominal amount of Notes;

            (4) if the Call is for cash, that the Company will pay to the Holders $1.00 for each $1.00 nominal amount of Notes subject to the Call;

            (5) the accrued but unpaid interest to the Call Date, to the extent it can be determined;

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            (6) the name and address of the Put/Call Agent;

            (7) that the Notes must be surrendered to the Put/Call Agent to receive the cash or shares of Common Stock issuable in exchange for the Notes, as applicable; and

            (8) that, unless the Company defaults in issuing the shares of Common Stock or to pay the cash as the case may be, in exchange for the Notes called for exchange, such Notes will cease to accrue interest on and after the Call Date.

            At the Company's request, the Put/Call Agent shall give the notice of exercise of the Call in the Company's name and at the Company's expense, provided that the Company makes such request at least fifteen (15) days (unless a shorter period shall be acceptable to the Put/Call Agent) prior to the date such notice of redemption must be mailed.

            SECTION 3.03 Competing Notices/Effect of Notice of Redemption. If, following service of a Call Exercise Notice and prior to the date falling five
(5) days before the relevant Call Date, a Put Exercise Notice is served by any Holder pursuant to Article II above, then that Call Exercise Notice shall cease to have effect in relation to the Notes subject to the Put Exercise Notice. Subject thereto and provided the relevant Notes remain outstanding on the Call Date, once notice of exercise of the Call is given pursuant to Section 3.02, the Notes will become mandatorily exchangeable on the Call Date. Upon surrender to the Put/Call Agent, the Notes shall be exchanged for shares of Common Stock or cash in accordance with Section 3.01.

            SECTION 3.04 Call Date. Subject only to Section 3.03 above and
Section 3.05 below, on the Call Date, -upon surrender by a Holder to the Put/Call Agent of, and provision to the Put/Call Agent of a duly executed form of transfer in relation to, the Notes, the Notes of any Holder shall be exchanged on the Call Date by the Put/Call Agent for the appropriate number of shares of Common Stock or cash as provided in Section 3.01 above, and the Put/Call Agent shall in addition pay to each Holder its entitlement of cash in lieu of any fractional share determined pursuant to Section 3.06 herein and any interest accrued but unpaid.

            SECTION 3.05 Deposit of Redemption Price. The Company shall make available to the Put/Call Agent sufficient Common Stock to exchange the Notes on the Call Date, together with cash in lieu of fractional shares as provided in
Section 3.06 and in respect of accrued but unpaid interest.

            SECTION 3.06 Fractional Shares. The Company will not issue a fractional share of Common Stock upon exchange of a Note. Instead, the Company will deliver cash for the fractional share, to the nearest 1/10,000th of a share, equal to an amount determined by multiplying (i) such fractional share by
(ii) the closing sale price of the Common Stock on the principal exchange or quotation system on which the Common Stock is then traded (or if there is no sale of the Common Stock reported on such trading day, the average of the low ask and high bid prices for the Common Stock on such trading day) on the last trading day prior to the Call Date and rounding the product to the nearest whole cent.

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            SECTION 3.07 Taxes on Conversion. If the Company exercises the Call, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon exchange. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Put/Call Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Put/Call Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations by the Company.

            SECTION 3.08 Validity of Shares, Listing.

                All shares of Common Stock delivered upon exchange of the Notes following exercise of the Call shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                The Company will list or cause to have quoted such shares of Common Stock issuable upon exercise of the Call on each securities exchange or such other market on which the Common Stock is then listed or quoted.


                                   ARTICLE IV
                        ADJUSTMENTS TO THE PUT/CALL RATE

            SECTION 4.01 Adjustments to the Put/Call Rate. The Put/Call Rate is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.01.

(a) Declaration of Stock Dividend, Splits, Reverse Splits or Reclassification or Reorganization; other Distributions.

       (i) In case the Company shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle shall be decreased in inverse proportion to the increase in the number of shares of Common Stock outstanding through such dividend, other distribution, or subdivision. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares, the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle shall be increased in inverse proportion to the decrease in the number of shares of Common Stock outstanding through such combination. The Company shall cause a notice to be mailed to each Holder at least ten (10) days prior to the applicable record date for the activity covered by this
              Section 4.01(a)(i). The Company's failure to give the notice required by this Section 4.01(a)(i) or any defect therein shall not affect the validity of the activity covered by this Section 4.01(a)(i). Notwithstanding the

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              foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

       (ii) In case the Company shall at any time (including in connection with any merger, consolidation or sale of all or substantially all the assets of the Company in which Section 4.01(d) hereof is not applicable) (i) issue any evidence of indebtedness, shares of its stock or any other securities to all holders of shares of Common Stock by reclassification of its shares of Common Stock, (ii) distribute any rights, options or warrants to purchase or subscribe for any evidence of indebtedness, shares of its stock (other than distributions for which adjustment may be made pursuant to Section 4.01(b) or Section 4.01(e)) or any other securities to all holders of shares of Common Stock, (iii) distribute cash (other than regular quarterly or semi-annual cash dividends) or other property to all holders of shares of Common Stock, or (iv) issue by means of a capital reorganization other securities of the Company in lieu of the Common Stock or in addition to the Common Stock, then the Note shall be adjusted as is determined to be appropriate so that the Holder of each Note shall be entitled to receive the kind and number of shares or other securities of the Company or the successor entity or cash or other property that the Holder would have owned or have been entitled to receive after the happening of the event described above, had such Note been converted immediately prior to the happening of such event or any record date with respect thereto. The Company shall cause a notice to be mailed to each Holder at least ten (10) days prior to the applicable record date for the activity covered by this Section 4.01(a)(ii). The Company's failure to give the notice required by this Section 4.01(a)(ii) or any defect therein shall not affect the validity of the activity covered by this Section 4.01(a)(ii). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

       (iii) An adjustment made pursuant to this Section 4.01(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)    Adjustment for Rights Issuance.

       (i) (A) In case the Company shall at any time distribute any rights, options or warrants to all holders of Common Stock entitling them, for a period expiring within sixty (60) days after the date of determination of the stockholders entitled to receive such rights (the "Record Date") (or any longer period resulting from the extension of the exercise period which is announced following the time that the rights, options or warrants are first issued) for such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than ninety percent (90%) of the Daily Market Price of the Common Stock on the Record Date, then the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle in effect immediately prior thereto shall be adjusted as provided below:

                  Put Call Rate Adjustment. The Put Call Rate Adjustment shall be determined by the following formula:


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                    R = Ro x (O + C/M)
                             ---------
                              (O + A)


      where:

      R     =  the adjusted Put/Call Rate;

      Ro    =  the Put/Call Rate immediately prior to such adjustment;

      O     =  the  number of shares  outstanding  immediately  prior to the issuance of such rights, options or warrants as referred to in this Section 4.01(b)(i)(A);

      A = the maximum number of shares issuable pursuant to such rights, options or warrants as referred to in this Section 4.01(b)(i)(A);

      C = the aggregate consideration receivable by the Company for the issuance of Common Stock upon exercise of such rights, options or warrants as referred to in this Section 4.01(b)(i)(A); and

      M = the average of the Daily Market Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the Record Date;

            Call Target Price Adjustment. The Call Target Price shall be determined in accordance with the following formula:


                    T = To x (O + C/M)
                             ---------
                              (O + A)


      where:

      T     =  the adjusted Call Target Price;

      To    =  the Call Target Price immediately prior to such adjustment;


      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph.

            Interest Rate Hurdle Adjustment. The Interest Rate Hurdle applicable shall be determined in accordance with the following formula:

                    I = Io x (O + C/M)
                             ---------
                              (O + A)


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      where:

      I     =  the adjusted Interest Rate Hurdle;

      Io    =  the Interest Rate Hurdle immediately prior to such adjustment;

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph; provided that no adjustments shall be made in the event that R would exceed Ro.

              (B) The adjustments shall become effective immediately after the Record Date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 4.01(b)(i) applies. If less than all of such rights, warrants or options have been exercised when such rights, warrants or options expire, then the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle shall promptly be readjusted to the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

       (ii) In case the Company shall at any time distribute any rights, options or warrants to all holders of Common Stock entitling them, for a period expiring more than sixty (60) days after the Record Date therefor (excluding any rights, options or warrants originally issued with an exercise period of sixty (60) days or less, which, by virtue of one or more extensions, expire more than sixty (60) days after the Record Date therefor), to purchase or subscribe for shares of Common Stock at a price per share less than ninety percent (90%) of the Market Price of the Common Stock as of such Record Date, then the Company shall similarly distribute such rights, options or warrants to the Holders on such Record Date (without any exercise of the Put by Holders) as if such Holders had exercised their Put immediately prior to the Record Date.

(c) Liquidation, Dissolution or Winding Up. Notwithstanding any other provisions hereof, in the event of the liquidation, dissolution, or winding up of the affairs of the Company (other than in connection with a consolidation, merger or sale or conveyance of all or substantially all of its assets or a Change or Spin-Off), the right to exchange the Notes shall terminate and expire at the close of business on the last full Business Day before the earliest date fixed for the payment of any distributable amount on the Common Stock. The Company shall cause a notice to be mailed to each Holder at least ten (10) Business Days prior to the applicable record date for such payment stating the date on which such liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such liquidation, dissolution or winding up, and that each Holder may exercise the Put during such ten (10) Business Day period and, thereby, receive consideration in the liquidation on the same basis as other previously outstanding

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       shares of the same class as the shares acquired upon exercise. The
       Company's failure to give notice required by this Section 4.01(c) or any defect therein shall not affect the validity of such liquidation, dissolution or winding up. Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

(d) Merger, Consolidation, etc. In any event when (A) any person (the "Acquirer") directly or indirectly acquires the Company in a transaction in which the Company is merged with or into or consolidated with another person or (B) the Company sells or conveys all or substantially all of its assets to another person (unless, subsequent to such merger, consolidation or other transaction, the Company is the surviving entity and has reporting obligations under the Exchange Act as a result of having common equity securities outstanding, in which case, this Section shall not apply with respect to such merger, consolidation or other transaction)(such merger, consolidation or other transaction referred to hereinafter as a "Change")), then, in the case of each such Change, the following shall occur:

       (i) The Company shall give written notice of any Change to each Holder, in accordance with Section 6.01 hereof, at least ten (10) Business Days immediately preceding but not including the date of effectiveness of the Change and shall also include in such written notice whether the Acquirer is effecting Section 4.01(d)(ii) or
              Section 4.01(d)(iii) below. The Company's failure to give notice required by this Section 4.01(d) or any defect therein shall not affect the validity of the Change covered by this Section 4.01(d). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

              In addition, at the option of the Acquirer, the Acquirer will effect either Section 4.01(d)(ii) or Section 4.01(d)(iii) below, with respect to the rights provided to the Holders pursuant to the Notes and the Put and Call (provided that, if Section 4.01(d)(ii) below is not available for whatever reason, the Acquirer will effect Section 4.01(d)(iii) below). Notwithstanding the foregoing, if the Acquirer is not a public company with reporting obligations under the Exchange Act (or is a continuing public company only by virtue of securities which are not common equity securities under the Exchange Act), then the Acquirer will effect the steps described in Section 4.01(d)(iii)(A),(B), (C) and (D) below (and shall result in the automatic election of Section 3.01(ii)(2).

       (ii)   The Roll-Over Option.

              (A) The Notes shall remain the outstanding obligations of the Company.

              (B) The Company shall procure that the Acquirer provides a full and unconditional guarantee on terms reasonably satisfactory to a Majority of the Holders, which shall inure for the benefit of all holders of the Notes (the "Guarantee") of the prompt payment when due by the Company of principal and interest under or arising out of the Notes. Such Guarantee shall rank pari passu equally and ratably without discrimination, subordination or preference as an unsecured debt obligation of the Acquirer.

              (C) The Company shall procure that the Acquirer executes an agreement supplemental hereto that provides that the Acquirer will be bound by this Agreement;

              (D) In the case of each such Change, thereafter each Holder shall receive, upon such Holder's exercise of the Put pursuant to this Agreement, shares of the Acquirer (the "Acquirer Shares") as opposed to shares of the Company, as provided for prior to such Change. In addition, the Put/Call Rate, the Call Target Price, and the Interest Rate Hurdle on the Notes shall be determined by the following formulae:

     Put/Call Rate Adjustment. After the Change, the Put/Call Rate shall be adjusted in the following manner:

     PC = PCo x (M/Mo)

      where:

      PC  = the adjusted Put/Call Rate.
      PCo = the Put/Call Rate immediately prior to such adjustment.

      Mo = the average of the Daily Market Prices of the Common Stock for the first ten (10) consecutive trading days immediately preceding but not including the date of effectiveness of the Change.

      M   = the fair market value per share of the Acquirer Shares. As used in this formula, "fair market value" shall mean the average Daily Market Price of the Acquirer Shares for the ten (10) consecutive trading days immediately preceding but not including the date of effectiveness of the Change.

      Call Target Price Adjustment. After the Change, the Call Target Price shall be adjusted in the following manner:

     T = To  x ( M/Mo)

      Where:

      T  =  the adjusted Call Target Price.
      To =  the Call Target Price immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph.

      Interest Rate Hurdle Adjustment. After the Change, the Interest Rate Hurdle applicable to the Notes shall be adjusted in the following manner:

     I = Io  x (M/Mo)

      Where:

      I     =  the adjusted Interest Rate Hurdle;
      Io    =  the Interest Rate Hurdle immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph.

       (iii) The Acceleration Option. If the Acquirer chooses, or if Section 4.01(d)(ii) above is not available, or if the Acquirer is required to do so pursuant to Section 4.01(d)(i) above, the Acquirer shall provide a notice to the Company to such effect at least ten (10) Business Days immediately preceding but not including the date of effectiveness of the Change, and the Company shall inform the Holders as soon as reasonably practicable thereafter, but in any event not later than five (5) Business Days immediately preceding but not including the effective date of the Change. In any such case, the following shall occur:

              (A) The Call Date shall be accelerated to be immediately prior to the effectiveness of the Change;

              (B) Except as provided in (C) below, the terms and conditions under Section 3.01 shall apply without the adjustments provided for in Section 4.01(d)(ii) above; provided, however, that if the Change is not effected, the provisions of this Section 4.01(d)(iii) shall not apply;

              (C) If, with respect to this Section 4.01(d)(iii), Section 3.01(ii) is applicable, in no event will the payment made or fair market value of shares of Common Stock issued by the Company to the Holders be less than the fair market value of the Notes. As used herein, the "fair market value" of the Notes shall be determined by an investment banking firm of national reputation and standing selected by the Company and reasonably acceptable to a Majority of the Holders. The fair market value shall be determined as of the day immediately preceding the first public announcement of the Change, and if payment for purposes of this Section 4.01(d)(iii) is in Common Stock, the Common Stock shall be valued at the closing price for the Common Stock on the effective date of the Change; and

              (D) Notwithstanding the provisions of Section 3.02, the Call Notice shall be sent as soon as practicable following notice of the Acquirer as described above.

      (e) Spin-Off.

      (i) In case the Company shall at any time pay a dividend or make a distribution to all holders of its Common Stock consisting of the capital stock of any class or series, or similar interests, of or relating to a subsidiary or other business unit of the Company (such transaction, a "Spin-Off"; such capital stock or other interests, the "Spin-Off Shares"; and such subsidiary or business unit, the "Spin-Off Company"), then the Company shall take such action, and shall cause the Spin-Off Company to take such action, so that the Notes shall be deemed exchanged as of the effective date of the Spin-Off, without action by any Holder, for a combination of new floating rate unsecured loan notes of the Company (the "New Notes") and floating rate unsecured loan notes of the Spin-Off Company ("Spin-Off Notes"), as provided in this Section 4.01(e); provided, however, that in the event that the distribution of Spin-Off Notes to the Holders would, in the reasonable opinion of counsel to the Company, (i) jeopardize the tax-free nature of such Spin-Off or (ii) require registration with the SEC in circumstances where registration would not otherwise be required, then, at the election of the Company, either (y) the Holders shall not receive New Notes and Spin-Off Notes pursuant to this Section 4.01(e)(i) and the Put/Call Rate shall instead be adjusted pursuant to the terms of Section 4.01(e)(ii) or (z) the Holders shall receive New Notes and Spin-Off Notes as contemplated above in this Section 4.01(e)(i). The terms of the New Notes and the Spin-Off Notes shall be identical to the terms of the Notes mutatis mutandis, except that the Put/Call Rates, the nominal amounts, the Call Target Prices and the Interest Rate Hurdles (subject to adjustment as provided therein) of the New Notes and the Spin-Off Notes shall be determined as follows:

            Put/Call Rate Adjustment. The Put/Call Rate of the Spin-Off Notes shall be determined in accordance with the following formula:

                          Rs = Ro x Ps / (Pp+ (r x Ps))

      where:

      Rs    =  the Put/Call Rate of the Spin-Off Notes;

      Ro    =  the Put/Call Rate of the Notes immediately prior to adjustment for the Spin-Off pursuant to this Section 4.01(e)(i);

      Pp    =  the average of the Daily Market Prices of the Common Stock for the ten (10) consecutive trading days following the date on which the Spin-Off is consummated;

      r     =  the number of Spin-Off Shares (which may be one or a fraction less than or greater than one) distributed pursuant to the Spin-Off in respect of each share of Common Stock; and

      Ps    =  the fair market value per share of the Spin-Off Shares. As used in this section, "fair market value" shall mean the average Daily
               Market Price of the Spin-Off shares for the first ten (10) consecutive trading days following the date on which the Spin-Off is consummated; provided, however, that if such distributed securities do not begin trading within two trading days of the consummation of such Spin-Off or if the Spin-Off Shares do not trade for at least ten (10) consecutive trading days within twenty (20) days after the Spin-Off, then the "fair market value" of such distributed securities shall be determined by an investment banking firm of national reputation and standing selected by the Company and acceptable to a Majority of the Holders on the record date of the Spin-Off.


            The Put/Call Rate of the New Notes shall be determined in accordance with the following formula:

                          Rn = Ro x Pp / (Pp+ (r x Ps))

      where

      Rn   =  the Put/Call Rate of the New Notes,

      and the other symbols in such formula have the meanings specified in the preceding paragraph of this Section 4.01(e)(i).

            Nominal Amount Adjustment. The nominal amount of each Spin-Off Note shall be determined in accordance with the following formula:

                       As = Ao x (Ps x r)/(Pp + (Ps x r))

      where:

      As    =  the nominal  amount of the  Spin-Off  Note issued in exchange for any Note;

      Ao    =  the nominal  amount of the Note for which the  Spin-Off  Note is exchanged;

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above in this Section 4.01(e)(i).

            The nominal amount of each New Note shall be determined in accordance with the following formula:

                          An = Ao x Pp/ (Pp + (r x Ps))

      where:

      An    =  the nominal  amount of the New Note  issued in  exchange  for any Note;

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph, in each case in this Section 4.01(e)(i).

            Call Target Price Adjustment. The Call Target Price for the Spin-Off Notes shall be determined in accordance with the following formula:

     Ts = To x PS / (Pp + (r x Ps))

      Where:

      Ts =  the adjusted Call Target Price for the Spin-Off Notes.
      To = the Call Target Price immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph, in each case in this Section 4.01(e)(i).

            The Call Target Price for the New Notes shall be determined in accordance with the following formula:

      Tn = To x Pp / (Pp + (r x Ps))

      Where:

      Tn    =     the adjusted Call Target Price for the New Notes.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph, in each case in this Section 4.01(e)(i).

            Interest Rate Hurdle Adjustment. The Interest Rate Hurdle applicable on the Spin-Off Notes shall be determined in accordance with the following formula:

     IS = Io x Ps / (Pp + (r x Ps))

      Where:

      Is    =   the adjusted Interest Rate Hurdle;
      Io    =   the Interest Rate Hurdle immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph, in each case in this Section 4.01(e)(i).

      The Interest Rate Hurdle applicable on the New Notes shall be determined in accordance with the following formula:

      In = Io x Pp / (Pp + (r x Ps))

      Where:

      In    =  the adjusted Interest Rate Hurdle
      Io    =  the Interest Rate Hurdle immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified under "Put/Call Rate Adjustment" above and the preceding paragraph, in each case in this Section 4.01(e)(i).

      (ii) In case the Company shall engage in a Spin-Off, and Section 4.01(e)(i) shall not be available to the Holders as a result of the proviso in the first paragraph of Section 4.01(e)(i), then the Holders shall not receive New Notes and Spin-Off Notes and immediately prior thereto the following shall be adjusted in accordance with the following formulae:

      Put/Call Rate Adjustment. The Put/Call Rate of the Notes shall be determined in accordance with the following formula:

               Rx = Ro x Pp/(Pp + (r x Ps))

      where:

      Rx  =    the adjusted Put/Call Rate.

      Ro  =    the Put/Call Rate immediately prior to adjustment pursuant to this Section 4.01(e)(ii).

      Pp  =    the average of the Daily Market Prices of the Common Stock for the ten (10) consecutive trading days following the date on which the Spin-Off is consummated.

      Ps  =    the fair market value per share of the Spin-Off Shares. As used in this section, "fair market value" shall mean the average Daily
               Market Price of the Spin-Off shares for the first ten (10) consecutive trading days following the date on which the Spin-Off is consummated; provided, however, that if such distributed securities do not begin trading within two trading days of the consummation of such Spin-Off or if the Spin-Off Shares do not trade for at least ten (10) consecutive trading days within twenty (20) days after the Spin-Off, then the "fair market value" of such distributed securities shall be determined by an investment banking firm of national reputation and standing selected by the Company and acceptable to a Majority of the Holders on the record date of the Spin-Off.

      r   =    the number of Spin-Off Shares (which may be one or a fraction less than or greater than one) distributed pursuant to the Spin-Off in respect of each share of Common Stock. Call Target
               Price Adjustment. The Call Target Price for the Notes shall be determined in accordance with the following formula:

            Tx = To x Pp / (Pp + (r x PS))


      Where:

      Tx = the adjusted Call Target Price for the Notes. To = the Call Target Price for the Notes immediately prior to such adjustment.

      and the other symbols in such formula have the meanings specified immediately above under "Put/Call Rate Adjustment".

         Interest Rate Hurdle Adjustment. The Interest Rate Hurdle applicable on the Notes shall be determined in accordance with the following formula:

     Ix = Io x Pp / (Pp + (r x PS))

      Where:

      Ix  =    the adjusted Interest Rate Hurdle.
      Io  =    the Interest Rate Hurdle immediately prior to such adjustment and the other symbols in such formula have the meanings specified immediately above under "Put/Call Rate Adjustment".

An adjustment made pursuant to this Section 4.01(e)(ii) shall become effective immediately after the determination of the adjustments referred to in this
Section 4.01(e), retroactive to the date for the Spin-Off.

       (iii) The Company shall give written notice of any Spin-Off, in accordance with Section 6.01 hereof, at least ten (10) Business Days prior to the record date therefor. The Company's failure to give notice required by this Section 4.01(e)(iii) or any defect therein shall not affect the validity of the Spin-Off covered by this Section 4.01(e). Notwithstanding the foregoing, nothing in this paragraph will prejudice the rights of the Holders pursuant to this Agreement.

       (iv)   SECTION 4.02 General Adjustment Provisions.

(a) Notice of Adjustment. Whenever the Put/Call Rate is adjusted, or the type of securities for which the Notes are exchangeable pursuant to the Put and the Call is changed, the Company shall promptly file, in the custody of its Secretary or an Assistant Secretary at its principal office and with the Put/Call Agent, an officer's certificate setting forth the adjusted Put/Call Rate, Call Target Price and Interest Rate Hurdle, and, if applicable, Nominal Amount and the kind or nature of any other securities or assets for which the Notes shall become exchangeable, a statement, in reasonable detail, of the facts requiring such adjustment and the computation by which such adjustment was made. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holders at the office of the Put/Call Agent.

(b)    Good Faith Determination.

       (i) Subject to the following clause (ii), any determination as to whether an adjustment or limitation of exercise is required pursuant to this Section 4.01 (and the amount of any adjustment), shall be binding upon the Holders and the Company if made in good faith by the board of directors of the Company.

       (ii) If a Majority of the Holders shall object to any determination of the board of directors of the Company within ten (10) Business Days of receipt of notice of such determination, then such determination shall be referred to a national independent accounting firm in the United States (the "Accounting Firm") selected by the Company and reasonably acceptable to a Majority of the Holders. The determination of the adjustment made by the Accounting Firm shall be strictly in accordance with the terms of this Agreement and shall be binding upon the Holders and the Company. The Accounting Firm shall be instructed to notify the Company and the Holders of its determination regarding the adjustment within fifteen (15) Business Days of such referral.

       (iii) Whenever this Agreement provides for the reasonable approval of a Majority of the Holders of any action or determination, such approval shall be deemed to be given if a Majority of the Holders do not reasonably object to such action or determination by written notice to the Company within ten (10) Business Days of the date on which notice thereof is first given to the Holders. No objection shall be deemed reasonable if the reasons for such objection are not set forth in reasonable detail in the notice of objection given to the Company as aforesaid.

(c) Subsequent Adjustments. The adjustment provisions of this Article IV shall be applied successively and from time to time as the circumstances requiring such adjustments shall occur. If as a result of an adjustment made pursuant to this Article IV (except as otherwise specifically provided herein) the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive any securities other than shares of Common Stock into which the Notes were originally convertible, the Put/Call Rate, the Call Target Price and the Interest Rate Hurdle shall be subject to adjustment, from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Article IV.

                                    ARTICLE V
                               THE PUT/CALL AGENT

            SECTION 5.01 Appointment. The Company hereby appoints the Put/Call Agent as its agent to act as set forth herein, subject to resignation or replacement of the Put/Call Agent as provided herein. The Put/Call Agent agrees to accept such appointment, subject to the terms and conditions as set forth herein.

            SECTION 5.02 Duties of the Put/Call Agent. The Put/Call Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Put/Call Agent shall not by any act hereunder be deemed to make any representations as to the validity, value or authorization of any securities or other property delivered upon exercise of the Put or the Call.

            Without prejudice to any liability of any other party hereof, the Put/Call Agent shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Note or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

            Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Company's Chairman or Vice Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). Without prejudice to any liability of any other party hereof, the Put/Call Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

            The Company agrees to pay the Put/Call Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder and further agrees to indemnify the Put/Call Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Put/Call Agent in the execution of its duties and powers hereunder, except losses, expenses and liabilities arising as a result of the Put/Call Agent's gross negligence or willful misconduct.

            The Put/Call Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Put/Call Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen
(15) days prior to the date such resignation is to become effective, the Put/Call Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Note at the Company's expense. Upon such resignation, or any inability of the Put/Call Agent to act as such hereunder, the Company shall appoint a new Put/Call Agent in writing. The Company shall have complete discretion in the naming of a new Put/Call Agent, who may be an affiliate, subsidiary or department of the Company, or any person used by the Company as transfer agent for the Common Stock. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Put/Call Agent, then the Holder of any Note may apply to any court of competent jurisdiction for the appointment of a new Put/Call Agent.

            The Company may, upon notice to the Holders, remove and replace the Put/Call Agent if the Put/Call Agent is the transfer agent for the Company's Common Stock and the Put/Call Agent ceases to be the transfer agent for the Company's Common Stock for any reason. If for any period no person is acting as Put/Call Agent, then the Company shall discharge the obligations that would otherwise fail to be discharged by the Put/Call Agent during such period.

            After acceptance in writing of an appointment by a new Put/Call Agent is received by the Company, such new Put/Call Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Put/Call Agent, without any further assurance, conveyance, act or deed. Any former Put/Call Agent hereby agrees to cooperate with and deliver all records to the new Put/Call Agent at the direction of the new agent and the Company.

            Any corporation into which the Put/Call Agent or any new Put/Call Agent may be converted or merged or any corporation resulting from any consolidation to which the Put/Call Agent or any new Put/Call Agent shall be a party or any corporation succeeding to the trust business of the Put/Call Agent shall be a successor Put/Call Agent under this Agreement without any further act. Any such successor Put/Call Agent shall promptly cause notice of its succession as Put/Call Agent to be mailed to the Company and to each Holder.

            Nothing herein shall preclude the Put/Call Agent from acting in any other capacity for the Company.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

            SECTION 6.01 Notices. Any notice or demand authorized by this Agreement to be given or made to or on the Company or the Put/Call Agent shall be sufficiently given or made when and if delivered by a recognized international courier service or hand delivery, or by telecopier with copy sent by first class or registered mail, postage prepaid, to the applicable address set forth below (until the Holders are otherwise notified in accordance with this Section by the Company):

            If to the Company, then to:

            Vishay Intertechnology, Inc.
            63 Lincoln Highway
            Malvern, PA 19355
            Attn.: Chief Financial Officer
            Telecopier No.:   (610) 889-2161
            Confirm No.:  (610) 644-1300


            If to the Put/Call Agent, then to:

            American Stock Transfer & Trust Co.
            59 Maiden Lane
            New York, NY 10038
            Attn.: Exchange Department
            Telecopier No: 718-234-5001
            Confirm No: 718-921-8200

            Any notice pursuant to this Agreement to be given to any Holder of Notes shall be sufficiently given when and if delivered to such Holder at the address appearing on the register maintained for that purpose by the Company (until the Company and the Put/Call Agent are otherwise notified in accordance with this Section by such Holder). Any such notice shall be delivered, by overnight or hand delivery, by telecopier with copy sent by first class mail, postage prepaid, or by first class or registered mail, postage prepaid.

            SECTION 6.02 Supplements and Amendments. The Company and the Put/Call Agent may from time to time amend or supplement this Agreement in good faith without the approval of any Holders only in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein. Any other amendment or supplement to this Agreement shall require the written consent of the Holders of two-thirds (2/3) in nominal amount of the Notes then outstanding.

            SECTION 6.03 Assignments/Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Put/Call Agent shall bind and inure to the benefit of its successors and assigns hereunder; provided, however, that any assignment by the Company shall not relieve the Company of any of its obligations hereunder; provided, further, that no Holder may assign its rights and obligations except to an assignee who has executed and delivered to the Company an Assignment Form, which Assignment Form, when executed by the transferor and transferee thereunder, shall inure to the benefit of and be binding upon, the Company, the Put/Call Agent and each of the other Holders. This Agreement shall be binding upon and inure to the benefit of the successors and registered assigns of the Initial Holders and all subsequent Holders of Notes.

            SECTION 6.04 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

            SECTION 6.05 No Third Party Beneficiaries. Nothing in this Agreement shall be construed to give to any person other than the Company, the Put/Call Agent and the Holders of the Notes any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Put/Call Agent and the Holders of the Notes.

            SECTION 6.06 Registered Holders. The Company and the Put/Call Agent shall be entitled to treat as the Holders of the Notes solely those persons in whose names the Notes are registered in the register maintained for that purpose by the Company.

            SECTION 6.07 Securities Laws. It is the intention of the parties that the issuance of the shares of Common Stock upon exercise of the Put or the Call shall be exempt from registration under the United States securities laws pursuant to Section 3(a)(9) of the Securities Act or any successor statute. If and to the extent that this exemption is not available, the parties will take such action as may be required to permit the delivery of the shares of Common Stock in exchange for the Notes in compliance with the United States securities laws and the rules and regulations of the SEC then in effect.

            SECTION 6.08 Notification of Delisting. Prior to the occurrence of a Delisting Event, the Company will, at least ten (10) Business Days before the occurrence thereof, notify each holder of such event. Any notice will be in writing and shall specify the date of such Delisting Event. For these purposes "Delisting Event" means the common stock of the Company being delisted from the principal United States national or regional securities exchange or national quotation system on which the shares of common stock are then listed or traded.

            SECTION 6.09 Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meanings or interpretation of this Agreement.

            SECTION 6.10 Counterparts. This Agreement may be executed in counterparts and all such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.












[Remainder of this page left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                          VISHAY INTERTECHNOLOGY, INC.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          AMERICAN STOCK TRANSFER & TRUST CO.


                                          By:___________________________________
                                             Name:
                                             Title:

                                          PHOENIX ACQUISITION COMPANY S.AR.L.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          PHOENIX BERMUDA, L.P.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          SANKATY HIGH YIELD ASSET PARTNERS L.P.
                                          By: Sankaty Advisors, LLC


                                          By:___________________________________
                                             Name:
                                             Title:


                                          BCM CAPITAL PARTNERS L.P.
                                          By: Sankaty Advisors, LLC


                                          By:___________________________________
                                             Name:
                                             Title:


                                          BCIP ASSOCIATES II
                                          By: Sankaty Advisors, LLC


                                          By:___________________________________
                                             Name:
                                             Title:

                                          BCIP TRUST ASSOCIATES II
                                          By: Sankaty Advisors, LLC


                                          By:___________________________________
                                             Name:
                                             Title:


                                          JP MORGAN PARTNERS (BHCA), L.P.

                                          By: JPMP Master Fund Manager, L.P.
                                          its general partner

                                          By: JPMP Capital Corp.
                                          its general partner


                                          By:___________________________________
                                             Name:
                                             Title:



                                          GARMARK PARTNERS L.P.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          BCIP TRUST ASSOCIATES II-B
                                          By: Sankaty Advisors, LLC


                                          BAIN CAPITAL V MEZZANINE FUND L.P.
                                          By: Sankaty Advisors, LLC


                                          By:___________________________________
                                             Name:
                                             Title:

                                     ANNEX I

                               Form of Assignment

THIS ASSIGNMENT dated [_____20_____] is supplemental to a Put and Call Agreement (the "Agreement") dated _____, 2002 (as amended and restated from time to time) between Vishay Intertechnology Inc., a Delaware corporation (the "Company"), [_____], [_____] and [_____] (each an "Initial Holder") and _____, a _________
the ("Put/Call Agent").

Unless otherwise defined in this Assignment, words and expressions defined in the Agreement shall have the same meaning when used in this Assignment.

Whereas:

(A) [_____] (the "Transferor") is a Holder of [_____] nominal amount of Notes (the "Transferred Notes").

(B) The Transferor proposes to transfer the Transferred Notes [(being all the Notes held by it)] to [_____] (the "Transferee").

[(C) The Transferor proposes to retain [_____] nominal amount of Notes (the "Retained Notes").]

                                   Assignment

With effect from the date on which the transfer of the transferred Notes takes effect in accordance with the terms of the Notes, in respect of the Agreement and the Transferred Notes only:

(a) the Transferor shall be released from further undertakings, liabilities and obligations to the Company and the Put/Call Agent and each of the other Holders (the "Non-transferring Parties"), and each of the Non-transferring Parties shall be released from further undertakings, liabilities and obligations to the Transferor, and their respective rights shall be cancelled (the discharged rights and obligations); and

(b) the Transferee shall assume such undertakings, liabilities and obligations towards, and acquire rights against, each of the Non-transferring Parties and each of the Non-transferring Parties shall assume such undertakings, liabilities and obligations towards, and acquire rights against, the Transferee that differ from such discharged rights and obligations only insofar as each such Non-transferring Party and the Transferee have assumed and acquired the same in place of each such Non-transferring Party and the Transferor.

[For the avoidance of doubt, this Assignment shall not affect the rights, undertakings, liabilities and obligations of the Transferor in respect of the Retained Notes.]

The Transferee hereby notifies the Company that its address for notices for the purposes of Section 6.01 of the Agreement is:

                              [_____]

                  Fax No:     [_____]

                  Attention:  [_____]

            This Assignment is governed by the [laws of the State of New York].

Signed by



--------------------------------
Transferor



--------------------------------
Transferee

                                    ANNEX II

                               PUT EXERCISE NOTICE


            If you, the Holder, want to exercise the Put, fill in the form below.

      I or we, the registered owner of Notes, irrevocably Put to the Company Notes in the nominal amount of

$_________________________________________________
(if less than the aggregate nominal amount of all Notes held by the Holder, must be in $2,000,000 denominations)

at the Put/Call Rate and on the terms and conditions specified in that certain Put and Call Agreement, dated as of ___________, 2002 by and among the parties thereto, and request that certificates for the shares of Common Stock hereby exchanged for the indicated nominal amount being put to the Company (and any securities or other property issuable or transferable upon such exercise) be issued in the name of and delivered to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                  (Print or type name, address and zip code and
                   social security or tax ID number of owner)


and, if such nominal amount listed above shall be less than the full nominal amount of the Note(s) of which I am the Holder, that a new Note of like tenor and date for the balance of the nominal amount thereunder be delivered to the undersigned.

Nominal amount of Note held immediately prior to exercise of the Put   ________

Nominal amount of Note for which this Put is being exercised           ________

Balance in nominal amount to be issued as a new Note                   ________

Date:____________________________    Signed:___________________________________
                                     (Signed exactly as your name appears on
                                     the Note)